Exhibit 5.1

May 11, 2006

Embarq Corporation

5454 West 110th Street

Overland Park, Kansas 66211

Re:	Embarq Corporation

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Embarq Corporation, a Delaware corporation (the “Company”), and, at the request of the Company, have examined the registration statement on Form S-8 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and regulations promulgated thereunder.

The Registration Statement relates to, among other things, the registration under the Act of 24,500,000 shares of the Company’s common stock, $0.01 par value (the “Common Shares”), to be issued pursuant to the Embarq Corporation 2006 Equity Incentive Plan (the “Incentive Plan”) and 850,000 Common Shares to be issued pursuant to the Embarq Corporation Employee Stock Purchase Plan (the “ESPP”).

As the basis for the opinions hereinafter expressed, we have examined the Registration Statement, the Incentive Plan, the ESPP, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), and such other instruments and documents as we have deemed necessary or appropriate for purposes of the opinions expressed herein. In addition, we have reviewed certain certificates of officers of the Company and of public officials and we have relied on such certificates with respect to certain factual matters that we have not independently established.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that if and when such Common Shares are

May 11, 2006

issued in the manner permitted by the Incentive Plan and the ESPP, such Common Shares will be duly authorized, validly issued and fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

(A)	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(B)	The opinions expressed in this letter are limited in all respects to the laws of the United States of America and the Delaware General Corporation Law.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or other rules and regulations of the Securities and Exchange Commission issued thereunder.

Respectfully submitted,

/s/ STINSON MORRISON HECKER LLP